UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2016

CNA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 S. Wabash, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 822-5000

NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(b) Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 24, 2016, the Registrant issued a press release announcing the decision of Thomas F. Motamed to step down as Registrant’s Chairman and Chief Executive Officer, effective November 19, 2016. Mr. Motamed will remain employed by Registrant until his retirement date of December 31, 2016. The press release is filed as Exhibit 99.1 to this Form 8-K. Registrant had previously announced Mr. Motamed’s pending retirement at the end of 2016 by press release issued on November 16, 2015.

ITEM 5.02(c) Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2016, Registrant issued a press release announcing that Dino Robusto will succeed Thomas F. Motamed as Registrant’s Chairman of the Board and Chief Executive Officer, effective November 21, 2016. The press release is filed as Exhibit 99.1 to this Form 8-K. Registrant has previously announced Mr. Motamed’s succession by Dino Robusto by press release issued on November 16, 2015.

ITEM 5.02(e) Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Motamed and Registrant have agreed to modify certain terms of Mr. Motamed’s employment agreement in respect of his pending retirement. The letter agreement specifying the terms of Mr. Motamed’s retirement is filed as Exhibit 99.2 to this Form 8-K and the foregoing summary is qualified in its entirety by such agreement, which is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits
Exhibit No.	Description

99.1
CNA Financial Corporation press release, issued October 24, 2016, announcing the decision of Thomas F. Motamed to step down as Registrant’s Chairman and Chief Executive Officer and the appointment of Dino Robusto as Mr. Motamed’s successor to those offices on November 21, 2016.

99.2	Letter Agreement entered into between Registrant and Thomas F. Motamed, dated as of October 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: October 24, 2016	By	/s/ Jonathan D. Kantor
(Signature)
Jonathan D. Kantor Executive Vice President, General Counsel and Corporate Secretary

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